EXHIBIT 10.11

FOREIGN EXCHANGE NOTE

July 16, 2012

$100,000.00

This Note is made and entered into between the undersigned H.D.D. LLC, a California limited liability company (the "Borrower") and Bank of the West (together with its successors and assigns, the "Lender") and is entered into in connection with one or more certain Loan and Security Agreements or Loan Agreements, dated of even date herewith (each a "Loan Agreement" and collectively, the "Loan Agreements") between the Borrower and the Lender, and any capitalized terms not defined herein shall have the meanings given to them in the Loan Agreements.

The Lender, at its discretion may enter into FX Transactions with the Borrower, at the Borrower's request therefore made at any time after the effective date that this Note, until but not including May 31, 2014 (the "Expiration Date"); provided, however, that at no time shall the aggregate FX Risk Liability of the Borrower exceed the FX Limit. Each FX Transaction will be in form and substance satisfactory to the Lender and shall be used to hedge the Borrower's foreign exchange exposure.

As used in this Note, the following terms shall have the meanings indicated below:

"Business Day" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

"Credit Percentage" shall mean 10%.

"Foreign Currency" shall mean any legally traded currency other than US dollars and which may be transferred by paperless wire transfer or cash and in which the Lender regularly trades.

"FX Limit" shall mean $100,000.00.

"FX Risk Liability" shall mean the product of (a) the Credit Percentage, times (b) the aggregate of the Notional Values of all FX Transactions outstanding, net of any Offsetting Transactions.

"FX Transaction" shall mean any spot or forward transaction between the Lender and the Borrower pursuant to which the Lender has agreed to sell to or to purchase from the Borrower a Foreign Currency of an agreed amount at an agreed price in US dollars or such other agreed upon Foreign Currency, deliverable and payable on an agreed date.

"Notional Value" shall mean the US Dollar equivalent of the price at which the Lender agreed to purchase or sell to the Borrower a Foreign Currency.

"Offsetting Transaction" shall mean a FX Transaction to purchase a Foreign Currency and a FX Transaction to sell the same Foreign Currency, each with the same Settlement Date and designated as an Offsetting Transaction at the time of entering into the FX Transaction.

"Settlement Date" shall mean the Business Day on which the Borrower has agreed to (a) deliver the required amount of Foreign Currency, or (b) pay in US dollars the agreed upon purchase price of the Foreign Currency.

Each request for a FX Transaction shall be made by telephone to the Lender's Treasury Department ("Request"), shall specify the Foreign Currency to be purchased or sold, the amount of such Foreign Currency and the Settlement Date. Each Request shall be communicated to the Lender no later than 11:00 a.m. Pacific time on the Business Day on which the FX Transaction is requested.

No FX Transaction shall have a Settlement Date which is more than 365 days after the date of entry into such FX Transaction, and provided further, no FX Transaction shall expire on a date which is after the Expiration Date.

Payment is due on the Settlement Date of the relevant FX Transaction. The Lender is hereby authorized by the Borrower to charge the full settlement price of any FX Transaction against the depository account or accounts maintained by the Borrower with the Lender on the Settlement Date. In the event that the Borrower fails to pay the settlement price of any FX Transaction on the Settlement Date or the balances in the depository account or accounts maintained with Lender are insufficient to pay the settlement price, such failure or insufficiency shall be an Event of Default under the Loan Agreement.

Borrower shall promptly pay to and reimburse the Lender for all costs incurred and payments made by the Lender by reason of any assessment, reserve, deposit, capital maintenance or similar requirement or any surcharge, tax or fee imposed upon the Lender or as a result of the Lender's compliance with any directive or requirement of any regulatory authority pertaining or relating to any FX Transaction.

In the event that the Borrower or Lender cannot perform under a FX Transaction due to force majeure or an act of State or it becomes unlawful or impossible to perform, all in good faith judgment of the Borrower or Lender, then upon notice to the other party, the Borrower or Lender may require the close-out and liquidation of the affected FX transaction in accordance with the provisions of the Loan Agreement.

Any sum owed to the Lender in a Foreign Currency under a FX Transaction that is not paid to the Lender by the Borrower when due may, at the option of the Lender, be converted to US Dollars at the spot rate determined by the Lender as of the date of conversion, and such amount, together with any overdraft charge or other amounts owing as a result of such FX Transaction, shall be immediately due and owing to the Lender. The Borrower hereby authorizes the Lender to debit the Borrower's account with the Lender for payments due from the Borrower to the Lender with respect to any FX Transaction. The Borrower acknowledges that any collateral pledged to secure the Borrower's performance of its obligations under this Note secures its obligations under FX Transactions with the Lender.

The Borrower understands the risks of, and is financially able to bear any losses resulting from, entering into FX Transactions. The Lender shall not be liable for any loss suffered by the Borrower as a result of the Borrower's foreign exchange trading. The Borrower will enter into each FX Transaction in reliance only upon the Borrower's own judgment. The Borrower acknowledges that in entering into FX Transactions with the Borrower, the Lender is not acting as a fiduciary. The Borrower understands that neither the Lender nor the Borrower has any obligation to enter into any particular FX Transaction with the other.

The Borrower hereby requests the Lender to rely upon and execute the Borrower's telephonic instructions regarding foreign exchange contracts, and the Borrower agrees that the Lender shall incur no liability for its acts or omissions which result from interruption of communications, misunderstood communications or instructions from unauthorized persons, unless caused by the willful misconduct of the Lender or its officers or employees. The Borrower agrees to protect the Lender and hold it harmless from any and all loss, damage, claim, expense (including the reasonable fees of outside counsel and the allocated costs of staff counsel) or inconvenience, however arising, which the Lender suffers or incurs or, might suffer or Incur, based on or arising out of said acts or omissions.

The Borrower agrees to promptly review all confirmations sent to the Borrower by the Lender. The Borrower understands that these confirmations are not legal contracts but only evidence of the valid and binding oral contract which the Borrower has already entered into with the Lender. The Borrower agrees to promptly execute and return to the Lender confirmations which accurately reflect the terms of a FX Transaction, and immediately contact the Lender if the Borrower believes a confirmation is not accurate.  In the event of a conflict, inconsistency or ambiguity between the provisions of this Note and the provisions of a confirmation, the provisions of this Note will prevail.

The Borrower represents to the Lender that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower grants to the Lender a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Lender to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Lender, whether for safekeeping or otherwise, or in transit to or from the Lender (regardless of the reason the Lender had received the same or whether the Lender has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Lender and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender.

No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and any other party obligated on account of this Note by contract, by operation of law or otherwise (the Borrower and each Borrower, if more than one, and each such other party, an "Obligor"), regardless of the time, order or place of signing, waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of protest and all other notices and demands of every kind in connection with the delivery, acceptance, performance or enforcement of this Note, all suretyship defenses of any kind, in each case that would otherwise be available in connection with this Note including, without limitation, any right (whether now or hereafter existing) to require the holder hereof to first proceed against the Borrower, or any other party obligated on account of this Note, for any security, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, Including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower waives and terminates any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, California Code of Civil Procedure Sections 704-710 et seq.

To the fullest extent permitted by law, each Obligor waives:

(A) any rights and defenses that are or may become available to such Obligor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code;

(B) all rights and defenses that such Obligor may have because any of the indebtedness hereunder is secured by real property; this means, among other things: (i) the Lender may collect from an Obligor without first foreclosing on any real or personal property collateral pledged by the Borrower or another Obligor; and (ii) if the Lender forecloses on any real property collateral pledged by the Borrower or another Obligor: (1) the amount of such indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Lender may collect from an Obligor even if the Lender, by foreclosing on the real property collateral, has destroyed any right such Obligor may have to collect from the Borrower or another Obligor. This is an unconditional and irrevocable waiver of any rights and defenses each Obligor may have because any of the indebtedness under this Note is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure;

(C) any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

The Borrower shall indemnify, defend and hold the Lender and its directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by the Borrower or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower (each of which may be defended, compromised, settled or pursued by the Lender with counsel of the Lender's selection, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Lender.

The Borrower agrees to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses.

This Note shall be binding upon the Borrower and upon its heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

In the event that at any time, a surety is liable upon only a portion of the Borrower's or any Obligor's obligations under this Note and the Borrower provides partial satisfaction of any such obligation(s), each of the Borrower and each Obligor hereof, if any, hereby waives any right it would otherwise have, under Section 2822 of the California Civil Code, to designate the portion of the obligations to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of this Note, be made by the Lender rather than Borrower.

The liabilities of the Borrower and each Borrower, if more than one, and any Obligor are joint and several; provided, however, the release by the Lender of the Borrower or any one or more Obligors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any Obligor are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Lender.  Each reference in this Note to the Borrower and each Borrower, if more than one, and Obligor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Lender of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Lender of any collateral shall not release any person obligated on account of this Note.

The Borrower authorizes the Lender to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

This Note shall be governed by federal law applicable to the Lender and, to the extent not preempted by federal law, the laws of the State of California without giving effect to the conflicts of laws principles thereof.

Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer of agent of the Borrower or Lender, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Lender at the address set forth in the Loan Agreement or as any party may from time to time designate by written notice to the other party.

The Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in California, over any suit, action or proceeding arising out of or relating to this Note.  The Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. The Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's, address shown below or as notified to the Lender and (ii) by serving the same upon the Borrower(s) in any other manner otherwise permitted by law, and agrees that such service shall In every respect be deemed effective service upon the Borrower.

Waiver Of Jury Trial. THE BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, AND THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW EACH PARTY, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION RELATED TO THIS NOTE OR ANY OTHER DOCUMENT, INSTRUMENT OR TRANSACTION BETWEEN THE PARTIES.

Judicial Reference Provision.  In the event the above Jury Trial Waiver is unenforceable, the parties elect to proceed under this Judicial Reference Provision. With the exception of the items specified below, any controversy, dispute or claim between the parties relating to this Note or any other document, instrument or transaction between the parties (each, a "Claim"), will be resolved by a reference proceeding in California pursuant to Sections 638 et seq. of the California Code of Civil Procedure, or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to reference. Venue for the reference will be the Superior Court in the County where real property involved in the action, if any, is located, or in a County where venue is otherwise appropriate under law (the "Court"). The following matters shall not be subject to reference: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including without limitation set-off), (iii) appointment of a receiver, and (iv)temporary, provisional or ancillary remedies (including without limitation writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). The exercise of, or opposition to, any of the above does not waive the right to a reference hereunder.

The referee shall be selected by agreement of the parties. If the parties do not agree, upon request of any party a referee shall be selected by the Presiding Judge of the Court. The referee shall determine all issues in accordance with existing case law and statutory law of the State of California, including without limitation the rules of evidence applicable to proceedings at law. The referee is empowered to enter equitable and legal relief, and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision, and pursuant to CCP §644 the referee's decision shall be entered by the Court as a judgment or order in the same manner as if tried by the Court. The final judgment or order from any decision or order entered by the referee shall be fully appealable as provided by law. The parties reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial if granted, will be a reference hereunder. AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, EACH PARTY AGREES THAT ALL CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT A JURY.

Executed as of July 16, 2012.

Borrower:

H.D.D LLC

By:	/s/ Phillip L. Hurst
Phillip L. Hurst, Manager

By:	/s/ William R. Hambrecht
William R. Hambrecht, Manager

By:	/s/ Paul E. Dolan, III
Paul E. Dolan, III, Manager

By:	/s/ Heath E. Dolan
Heath E. Dolan, Manager

By:	/s/ J. Barrie Graham
J. Barrie Graham, Manager

By:	/s/ Daniel A. Carroll,
Daniel A. Carroll, Manager